UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2017

ManTech International Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-49604	22-1852179
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12015 Lee Jackson Highway, Fairfax, VA	22033
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (703) 218-6000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 ( § 203.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 ( § 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

ManTech International Corporation (the “Company”) is party to that certain Amended and Restated Credit Agreement dated as of June 13, 2014 (as amended, restated, extended, supplemented or otherwise modified prior to the date hereof) among the Borrower, Bank of America, as agent, and a syndicate of lenders (the “Existing Credit Agreement”).  On August 17, 2017, the Company amended and restated the Existing Credit Agreement and entered into an agreement by and among the Company, Bank of America, N.A. (as Administrative Agent and L/C Issuer), PNC Bank, National Association (as Swing Line Lender and Co-Syndication Agent), JP Morgan Chase Bank , Citizens Bank of Pennsylvania, and Capital One, National Association(as Co-Syndication Agents), Branch Banking & Trust Company, TD Bank, N.A., and U.S. Bank, National Association (as Documentation Agents), and the other lender parties thereto (the “Second Amended and Restated Credit Agreement”).

The Second Amended and Restated Credit Agreement extends the maturity date of the revolving credit facility to August 17, 2022.  Under the Second Amended and Restated Credit Agreement, as was the case under the Existing Credit Agreement, the interest rate for all borrowings under the facility will be set at a variable rate that may change based on the Company’s consolidated total leverage ratio.  The Second Amended and Restated Credit Agreement contains the following incurrence-based financial covenants (each of which is the same as in the Existing Credit Agreement): a maximum consolidated total leverage ratio of 4.5-1.0, a maximum consolidated senior secured leverage ratio of 3.5-1.0, and a minimum consolidated coverage ratio of 2.5-1.0 (same as Existing Credit Agreement).  However, the Second Amended and Restated Credit Agreement permits a “step up” of the maximum consolidated total leverage ratio from 4.5-1.0 to 4.75-1.0 and a step up of the maximum consolidated senior secured leverage ratio from 3.5-1.0 to 3.75-1.0 during the four fiscal quarters following certain material acquisitions by the Company. In addition, under the Second Amended and Restated Credit Agreement, the letter of credit sublimit has been increased to $75 million (from $50 million under the Existing Credit Agreement).

Other material terms under the Second Amended and Restated Credit Agreement (including the size of the revolving credit facility, the accordion feature that permits the Company to arrange with the lenders for the provision of up to $250 million in additional commitments, and the amount of the swing line loan sublimit) are the same as under the Existing Credit Agreement.

A copy of the Second Amended and Restated Credit Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K, and the preceding description of material terms of the Amended and Restated Credit Agreement is qualified in its entirety by reference to the complete document filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit

10.1

Second Amended and Restated Credit Agreement, by and among the Company, Bank of America, N.A. (as Administrative Agent and L/C Issuer), PNC Bank, National Association (as Swing Line Lender and Co-Syndication Agent), JP Morgan Chase Bank, Citizen Bank of Pennsylvania, and Capital One, National Association (as Co-Syndication Agents), Branch Banking & Trust Company, TD Bank, and U.S. Bank, National Association (as Documentation Agents), and the other lender parties thereto, dated August 17, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANTECH INTERNATIONAL CORPORATION

	By:	/s/ Michael R. Putnam
Date: August 23, 2017	Name:	Michael R. Putnam
	Title:	Senior VP - Corporate & Regulatory Affairs